Exhibit 99.1

CONTACT: Gar Jackson Vice President, Investor Relations (714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES FOURTH QUARTER
EARNINGS RESULTS; ISSUES FIRST QUARTER GUIDANCE
Company Highlights Actions Taken in Fiscal 2008 to Improve Long Term Profitability
ANAHEIM, CA/March 12, 2009 – Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced that total sales for the fourth quarter (13 weeks) of fiscal 2008 ended January 31, 2009, were $351.7 million, a decrease of 8.5 percent from total sales of $384.3 million for the fourth quarter (13 weeks) of fiscal 2007 ended February 2, 2008. Total Company same-store sales decreased 10 percent during the fourth quarter of fiscal 2008.
For the fourth quarter of fiscal 2008, the Company recorded a loss from continuing operations of $27.6 million, or $(0.42) per diluted share, compared to income from continuing operations of $19.6 million, or $0.28 per diluted share, for the fourth quarter of fiscal 2007. Fourth quarter results for each period exclude the results from demo and One Thousand Steps due to the designation of these divisions as discontinued operations during the first quarter of fiscal 2008 and the fourth quarter of fiscal 2007, respectively. Results for the fourth quarter of fiscal 2008 include the pre-tax gain on the sale of the Company’s closed Anaheim distribution center of $9.7 million, or $0.10 per diluted share, and a pre-tax, non-cash impairment charge of $4.6 million, or $0.05 per diluted share, associated with a reduction in the fair value of certain land that was held by the Company for sale during the quarter.
“While we are disappointed with our operating results for fiscal 2008, we accomplished several key objectives focused on reducing inventory levels, managing costs and preserving our liquidity in this challenging retail environment,” commented Sally Frame Kasaks, Chief Executive Officer. “We expect the retail industry will continue to face significant challenges in 2009, but we believe that we have taken appropriate and decisive steps to help us improve profitability in the long term.”
2008 Accomplishments
During fiscal 2008, the Company accomplished several strategic and business objectives, including the following:
•	Closed the Company’s underperforming demo business, thereby allowing the Company to focus solely on its core PacSun concept;

•	Exited the Company’s underperforming and lowest margin sneaker category to focus its merchandising efforts on its higher margin, faster turning apparel business;
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

•	Consolidated to a single distribution center to lower costs, enhance efficiency and improve time to market within the Company’s supply chain;

•	Implemented a series of actions to better position the Company in the current economic environment, including significantly reducing inventory levels and planned capital expenditures and SG&A expenses for fiscal 2009;

•	Exceeded the Company’s goal for fiscal 2008 of apparel representing at least 80% of its merchandise mix, with its Juniors’ business accounting for 50% of its apparel assortment;

•	Established a $150 million, asset-backed credit facility with JP Morgan and Bank of America as its primary lenders; and

•	Ended fiscal 2008 with nearly $25 million in cash on the balance sheet and no direct borrowings under the Company’s credit facility.
Full Year Results
Total sales for fiscal 2008 (52 weeks) ended January 31, 2009 were $1,254.9 million, a decrease of 3.9 percent from total sales of $1,306.0 million during fiscal 2007 (52 weeks) ended February 2, 2008. Total Company same-store sales decreased 5 percent during fiscal 2008.
For fiscal 2008, the Company recorded a loss from continuing operations of $39.4 million, or $(0.59) per diluted share, compared to income from continuing operations of $45.6 million, or $0.65 per diluted share, in fiscal 2007. Results for fiscal 2008 include the previously announced non-cash, pre-tax asset impairment charge of $8.0 million, or $0.07 per diluted share, incurred in the first quarter related to the materials handling equipment in the Company’s closed Anaheim distribution center, the non-cash, pre-tax goodwill impairment charge of $6.5 million, or $0.06 per diluted share, incurred in the third quarter, the pre-tax gain on the sale of the Company’s closed Anaheim distribution center of $8.7 million, or $0.09 per diluted share, and a pre-tax, non-cash impairment charge of $4.6 million, or $0.05 per diluted share, associated with a reduction in the fair value of certain land that was held by the Company for sale during the fourth quarter.
Financial Outlook for First Fiscal Quarter of 2009
As previously announced, the Company is now providing earnings guidance only on a quarter-to-quarter basis due to the unprecedented and uncertain nature of the current economic and consumer environment. Assuming a same-store sales decline in the negative low-twenty percent range for the first quarter, the Company expects to report a loss of $(0.26) to $(0.31) per diluted share for the first quarter of fiscal 2009.
About Pacific Sunwear of California, Inc.
Pacific Sunwear is a leading lifestyle specialty retailer rooted in the youth culture and fashion vibe of Southern California. The Company sells casual apparel with a limited selection of accessories and footwear designed to meet the needs of teens and young adults. As of January 31, 2009, the Company operated 806 PacSun stores and 126 PacSun Outlet stores for a total of 932 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

The Company will be hosting a conference call today at 4:45 pm Eastern time to review the results. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; pass code: 87718930. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the company’s investor relations web site through midnight, May 20, 2009.
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, statements regarding the Company’s earnings projections and financial outlook for the first quarter of fiscal 2009, its expectations as to the continued challenges facing the retail industry, and actions taken by the Company to lower costs, enhance efficiency and improve profitability. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect our business and results include, among others, the following factors: additional adverse changes in economic conditions generally; additional adverse changes in consumer spending; changes in consumer demands and preferences; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations, renovations or expansions; reliance on foreign sources of production; potential uncertainties arising in connection with the announced intention by a shareholder to nominate four (4) director candidates for election to our Board of Directors and the unanticipated costs and expenses associated with any resulting proxy contest; and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended February 2, 2008 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Fourth Quarter Ended		Fiscal Year Ended
	01/31/09	02/02/08	01/31/09	02/02/08
Net sales	$351,682	$384,274	$1,254,886	$1,306,028
Gross margin	56,608	122,156	320,107	413,926
Selling, G&A expenses	99,845	92,332	381,008	344,295

Operating (loss)/income from continuing operations	(43,237)	29,824	(60,901)	69,631
Other income, net	(2,830)	(850)	(2,369)	(3,012)

(Loss)/income from continuing operations before income taxes	(40,407)	30,674	(58,532)	72,643
Income tax (benefit)/expense	(12,764)	11,117	(19,108)	27,023

(Loss)/income from continuing operations	(27,643)	19,557	(39,424)	45,620
Discontinued operations, net of tax	583	(14,327)	(24,416)	(75,987)

Net (loss)/income	$(27,060)	$5,230	$(63,840)	$(30,367)

(Loss)/income from continuing operations per share:
Basic	$(0.42)	$0.28	$(0.59)	$0.65

Diluted	$(0.42)	$0.28	$(0.59)	$0.65

Net (loss)/income per share:
Basic	$(0.42)	$0.07	$(0.96)	$(0.44)

Diluted	$(0.42)	$0.07	$(0.96)	$(0.44)

Weighted average shares outstanding:
Basic	65,059,597	69,961,943	66,652,088	69,749,536

Diluted	65,059,597	70,069,528	66,652,088	70,020,500

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	01/31/09	02/02/08
ASSETS

Current assets:
Cash & cash equivalents	$24,776	$97,587
Inventories	107,205	170,182
Other current assets	58,938	52,818

Total current assets	190,919	320,587

Property and equipment, net	327,026	376,243
Other long-term assets	51,546	55,313

Total assets	$569,491	$752,143

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$45,263	$62,349
Other current liabilities	47,564	71,107

Total current liabilities	92,827	133,456

Deferred lease incentives	52,313	74,012
Deferred rent	23,008	27,669
Other long-term liabilities	29,374	33,661

Total liabilities	197,522	268,798
Total shareholders’ equity	371,969	483,345

Total liabilities and shareholders’ equity	$569,491	$752,143

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	FISCAL YEAR ENDED
	01/31/09	02/02/08
Cash flows from operating activities:
Net loss	$(63,840)	$(30,367)
Depreciation & amortization	76,433	80,323
Non-cash stock based compensation	5,167	6,398
Tax benefits related to exercise of stock options	(1,596)	289
Excess tax benefits related to stock-based compensation	(5)	(292)
Loss on disposal/impairment of property and equipment	29,248	64,336
Changes in operating assets and liabilities:
Inventories	62,977	35,031
Accounts payable and other current liabilities	(34,973)	(680)
Other assets and liabilities	(39,496)	(39,397)

Net cash provided by operating activities	33,915	115,641

Cash flows from investing activities:
Purchases of short-term investments	—	(171,400)
Maturities of short-term investments	—	202,900
Proceeds from sale of Anaheim distribution center	25,275	—
Purchases of long-term investments	—	(23,300)
Capital expenditures	(80,934)	(106,363)

Net cash used in investing activities	(55,659)	(98,163)

Cash flows from financing activities:
Repurchases of common stock	(52,911)	—
Excess tax benefits related to stock-based compensation	5	292
Proceeds from exercise of stock options	1,850	4,295
Principal payments under capital lease obligations	(11)	—
Net borrowings under long-term leases	—	23,255

Net cash (used in)/provided by financing activities	(51,067)	27,842

Net (decrease)/increase in cash and cash equivalents	(72,811)	45,320
Cash and cash equivalents, beginning of period	97,587	52,267

Cash and cash equivalents, end of period	$24,776	$97,587

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	Fiscal 2008	Fiscal 2007
Stores open at beginning of fiscal year	954	965
Stores opened during the fiscal year	16	14
Stores closed during the fiscal year	(38)	(25)

Stores open at end of period	932	954

	01/31/09		02/02/08
		Square		Square
	# of	Footage	# of	Footage
	Stores	(000s)	Stores	(000s)
PacSun stores	806	3,079	834	3,173
Outlet stores	126	509	120	485

Total stores	932	3,588	954	3,658
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000